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                                                                    Exhibit 10.4

                                  U. S. BANCORP
                        MANAGEMENT ANNUAL INCENTIVE PLAN
                         FIRST AMENDMENT AND RESTATEMENT

          THIS MANAGEMENT ANNUAL INCENTIVE PLAN (the "Plan") was adopted by
U. S. Bancorp, an Oregon corporation ("Bancorp"), effective January 1, 1993, and is amended and restated in the form of this First Amendment and Restatement effective August 9, 1994. Capitalized terms that are not otherwise defined herein have the meanings set forth in Article XI.

                                    ARTICLE I
                                 PURPOSE OF PLAN

          The continued growth and success of Bancorp depend upon its ability to attract and retain the services of key executives of the highest level of competence and to provide incentives for their effective service and superior performance. The purpose of the Plan is to advance the interests of Bancorp and its shareholders through an annual incentive compensation program that will attract, retain, and motivate key executives.

                                   ARTICLE II
                              SPONSORING EMPLOYERS

          Any corporation in which Bancorp owns (directly or indirectly) stock possessing 50 percent or more of the combined voting power may, by resolution of its board of directors, sponsor and maintain this Plan for its executives. Bancorp and such corporations are referred to collectively as the "Sponsoring Employers."

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                                   ARTICLE III
                                   ELIGIBILITY

          All key executives (including officers who may also be directors) of any Sponsoring Employer are eligible to participate in this Plan.

                                   ARTICLE IV
                                  PARTICIPATION

          For each Plan Period, the Executive Committee shall determine which eligible employees (other than members of the Executive Committee) shall participate in the Plan. An executive who becomes eligible after the beginning of a Plan Period may be designated by the Executive Committee to be a Participant for the remaining portion of the Plan Period.

                                    ARTICLE V
                                INCENTIVE AWARDS

          5.1  ANNUAL INCENTIVE AWARDS.

          For each Participant for each Plan Period, the Participant's Annual Incentive Award (the "Award") shall be equal to the product of:

          (a) The aggregate of the Weighted Component Percentages for the Participant's Designated Components for the Plan Period;

          (b) The Participant's Modifier Percentage, if any, for the Plan Period; and

          (c) The Participant's Target Award for the Plan Period. However, in no event shall a Participant's Award for a Plan Period exceed 200 percent of the Participant's Target Award for the Plan Period.


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          5.2  TARGET AWARD.  For each Participant for each Plan Period, the
Executive Committee shall specify, prior to the beginning of the Plan Period, a targeted incentive award (the "Target Award"). The Target Award may be expressed, at the Executive Committee's discretion, as a fixed dollar amount or as a percentage of a Participant's regular annualized base salary, as in effect on the last day of the Plan Period.

          5.3 DESIGNATED COMPONENTS. Awards under the Plan shall be based on all or some of the following components:

          CORPORATE COMPONENT - A component based on the extent that Bancorp and its subsidiaries as a whole achieve specified corporate performance levels.

          OPERATING GROUP COMPONENT - A component based on the extent that various Bancorp Operating Groups achieve specified performance levels.

          STRATEGIC BUSINESS UNIT COMPONENT - A component based on the extent that various Strategic Business Units achieve specified performance levels.

          STRATEGIC SUPPORT UNIT COMPONENT - A component based on the extent that various Strategic Support Units achieve specified performance levels.

          SHARED-GOALS COMPONENT - A component that may be identified by the Executive Committee with respect to high priority projects that require a large degree of cooperation and joint involvement of more than one Operating Group or Strategic Business Unit.

For each Participant for each Plan Period, the Executive Committee shall designate which of the Components will determine the Participant's Award for the Plan Period and shall assign each Designated Component a Component Weighting Percentage which may be any whole

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number from zero to 100 percent.  The sum of the Component Weighting Percentages for all the Designated Components for a Participant for a Plan Period shall equal 100 percent.

          5.4 PARTICIPANT SCHEDULE. For each Participant for each Plan Period, the Executive Committee shall cause to be prepared and furnished to the Participant as close as possible to the beginning of the Plan Period a schedule setting forth:

          (a)  The Participant's Target Award for the Plan Period;

          (b) The Participant's Designated Components and the respective Component Weighting Percentages for each Designated Component;

          (c) For each Designated Component, success factors and the respective Threshold, Target, and Outstanding Performance Levels for each success factor and a description of the method selected by the Executive Committee for combining the performance results for each success factor into a single Component Performance Percentage for that Component;

          (d) The Participant's modifier goals, if any, and the respective Threshold, Target, and Outstanding Performance Levels for each modifier goal and a description of the method selected by the Executive Committee for combining the performance results for each modifier goal into a single Modifier Percentage for the Participant;

          (e) An explanation (using examples) of how the Weighted Component Percentages for the Participant's Designated Components and the Modifier Percentage, if any, will be computed and how the Participant's Award will be determined.


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          5.5  SUCCESS FACTORS.  Prior to the beginning of each Plan Period, the
Executive Committee shall determine a success factor or a combination of success factors (generally not more than four) for each Component. For each such success factor, the Executive Committee shall specify a Threshold Performance Level, a Target Performance Level, and an Outstanding Performance Level. If the Executive Committee selects two or more success factors for a particular Component, the Executive Committee shall also specify a method of combining the results of the separate success factors into a single Component Performance Percentage.

          5.6 MODIFIER GOALS. Prior to the beginning of each Plan Period, the Executive Committee may determine for any Participant a modifier goal or a combination of modifier goals to measure the performance of the Participant. For each modifier goal, the Executive Committee shall specify a Threshold Performance Level, a Target Performance Level, and an Outstanding Performance Level. If the Executive Committee selects two or more modifier goals for a Participant, the Executive Committee shall also specify a method of combining the results of the separate modifier goals into a single Modifier Percentage.

          5.7 PERFORMANCE PERCENTAGES. As soon as possible after the completion of each Plan Period, the Executive Committee shall determine:

          (a) For each Component, a Component Performance Percentage representing the degree to which success factors for that Component were achieved; and

          (b)  For each Participant:

               (i)  The aggregate of the Weighted Component
          Percentages for the Participant's Designated Components for the Plan Period; and

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               (ii)  A Modifier Percentage representing the degree to
          which any modifier goals for that Participant were achieved.

          5.7.1 COMPONENT PERFORMANCE PERCENTAGE. For each Component, based on the level of achievement for each success factor, the Executive Committee shall determine a Component Performance Percentage ranging from:

          - 0 percent, for performance below the specified Threshold Performance Level;

          - A minimum value (not less than 50 percent), for performance equal to the specified Threshold Performance Level; through

          - 100 percent, for performance equal to the specified Target Performance Level; to

          - A maximum value (not more than 150 percent), for performance equal to or greater than the specified Outstanding Performance Level.

If two or more success factors are specified for a Component, the Executive Committee shall use the method specified pursuant to Section 5.5 for that Component for that Plan Period to combine results into a single Component Performance Percentage.

          5.7.2 WEIGHTED COMPONENT PERCENTAGES. For each Designated Component for each Participant, the Executive Committee shall compute a Weighted Component Percentage equal to the Component Performance Percentage multiplied by the Component Weighting Percentage designated for that Component.

          5.7.3 MODIFIER PERCENTAGES. For each Participant for whom one or more modifier goals are designated, the Executive Committee shall determine the level of achievement with respect to each modifier goal specified for that Participant. Based on the


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level of achievement for each modifier goal, the Executive Committee shall determine a Modifier Percentage for each Participant ranging from:

          - A minimum value (not less than 75 percent), for performance equal to or below the specified Threshold Performance Level; through

          - 100 percent, for performance equal to the specified Target Performance Level; to

          - A maximum value (not more than 125 percent), for performance equal to or greater than the specified Outstanding Performance Level.
If two or more modifier goals are specified for a Participant, the Executive Committee shall use the method specified pursuant to Section 5.6 for that Plan Period to combine results into a single Modifier Percentage.

          5.7.4 DETERMINING PERFORMANCE LEVELS. In determining the level of achievement of success factors for any Component and of modifier goals for any Participant, the Executive Committee may, in its sole discretion, take into consideration developments, changes in circumstances, and nonrecurring and extraordinary events that were not foreseen at the beginning of the Plan Period.

          5.8 CALCULATION OF AWARD. The Executive Committee shall determine the Award for each Participant for a Plan Period no later than three months after the end of the Plan Period. If a Participant's job position changes during the Plan Period, the Executive Committee may increase or decrease the amount of a Participant's Award to reflect the change. Although Awards generally shall be based on the procedures specified in this Article V, the Executive Committee may adjust any Participant's Award to reflect additional or extraordinary performance factors that, in the judgment of the Executive Committee,


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should be considered in the overall performance of the Participant and the
Participant's Operating Group and Strategic Business Unit or Strategic Support Unit for the Plan Period.

          5.9 RIGHT TO RECEIVE AWARD. A Participant must continue employment with a Sponsoring Employer until the end of a Plan Period in order to be entitled to receive an Award for that Plan Period in accordance with the terms of the Plan. If a Participant's employment with the Sponsoring Employers is terminated before the end of the Plan Period for a reason other than death, disability, Position Termination, or retirement, the Participant shall not be entitled to any Award for that Plan Period. If a Participant's employment with the Sponsoring Employers is terminated before the end of the Plan Period due to death, disability, Position Termination, or retirement, the Executive Committee shall determine whether, and to what extent, the Participant or the Participant's beneficiary or estate shall be entitled to receive a pro-rata portion of the Participant's Award for the Plan Period and on what basis such proration shall be made.

          5.10 PARTIAL PLAN PERIODS. If the Executive Committee designates a Participant after the beginning of a Plan Period, as provided in Article IV, the Executive Committee shall adjust any combination of the success factors and any modifier goals for the Participant, the Threshold, Target, and Outstanding Performance Levels for one or more of the success factors and modifier goals, or the Participant's Target Award to take into account the Participant's participation for less than the full Plan Period.

                                   ARTICLE VI
                                PAYMENT OF AWARDS

          Unless a Participant who is eligible to participate in the U. S. Bancorp 1991 Executive Deferred Compensation Plan, or any successor or other similar deferred


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compensation plan maintained by one or more of the Sponsoring Employers, makes an effective deferral election under such deferred compensation plan covering Awards under this Plan, a Participant's Award shall be paid in a lump sum within three months after the end of the Plan Period to which the payment relates.

                                   ARTICLE VII
                                 ADMINISTRATION

          The Plan shall be administered by the Executive Committee. The Executive Committee shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Executive Committee's powers and duties shall include, but shall not be limited to, the following:

          (a) Responsibility for the compilation and maintenance of all records necessary in connection with the Plan;

          (b) Authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; and

          (c) Authority to engage such legal, accounting, and other professional services that it may deem proper.

          Decisions by the Executive Committee shall be final and binding upon all parties affected by the Plan, including the beneficiaries of Participants.

          The Executive Committee may rely on information and recommendations provided by supervisory management. The Executive Committee may delegate to one or more individual Executive Committee members or to supervisory management who are not Executive Committee members the responsibility for decisions the Executive Committee may make or actions the Executive Committee may take under the terms of the Plan, subject to


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the Executive Committee's reserved right to review the decisions or actions and modify them when necessary or appropriate under the circumstances. The Executive Committee shall not allow any employee to obtain control over decisions or actions that affect that employee's Plan benefits.

                                  ARTICLE VIII
                                  MISCELLANEOUS

          8.1 NONASSIGNABILITY OF BENEFITS. A Participant's benefits under the Plan cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.

          8.2 GOVERNING LAW. This Plan and any amendments shall be construed, administered, and governed in all respects in accordance with applicable federal law and the laws of the state of Oregon.

          8.3 NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in the Plan shall confer upon any person the right to continue in the employ of any Sponsoring Employer or interfere in any way with the right of any Sponsoring Employer to terminate the person's employment at any time.

          8.4 WITHHOLDING TAXES. The Sponsoring Employer shall withhold any taxes required by law to be withheld in connection with payment of an Award under this Plan.

                                   ARTICLE IX
                                CLAIMS PROCEDURE

          9.1 INITIAL CLAIM. Any person claiming an Award under this Plan ("Claimant") shall present a claim in writing to the Manager of the Human Resources Group (the "Manager").


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          9.2  DECISION ON INITIAL CLAIM.

          9.2.1 TIME PERIOD FOR DENIAL NOTICE. A decision shall be made on the claim as soon as practicable and shall be communicated in writing by the Manager to the Claimant within a reasonable period after the Manager receives the claim. In no event shall the decision on an initial claim be given more than 90 days after the date the claim was filed, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of the extension within 90 days of the date the claim was filed.
The extension notice shall indicate the special circumstances and the date by which a decision is expected. The extension shall not exceed 90 days from the end of the initial response period.

          9.2.2 CONTENTS OF NOTICE. If the claim is wholly or partially denied, the notice of denial shall indicate:

          (a)  The specific reasons for the denial;

          (b) The specific references to pertinent Plan provisions on which the denial is based;

          (c) A description of additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d)  An explanation of the Plan's claim review procedure.

          9.2.3 DEEMED DENIED. If written notice of the decision wholly or partially denying the claim has not been furnished within 90 days after the claim is filed, or if there has been an extension and no notice of a decision is furnished by the end of the extension period, and if the claim has not been granted within such period, the claim shall be deemed


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denied as of the end of the 90-day or 180-day period for purposes of proceeding to the review stage described in 9.3 and 9.4, below.

          9.3 REVIEW OF DENIED CLAIM. If a Claimant receives a notice of denial or, if the claim is deemed denied pursuant to 9.2 above, the Claimant may request a review of the claim. The request for review is made by personally delivering or mailing a written request for review, prepared by either the Claimant or an authorized representative, to the Executive Committee. The Claimant's request for review must be made within a reasonable period of time, taking into consideration the nature of the benefit that is the subject of the claim and other attendant circumstances. In no event shall the period for requesting review expire less than 60 days after receipt of the notice of denial or the date on which the claim is deemed denied if no notice is received. If the written request for review is not made in a timely manner, the Claimant shall be deemed to have waived the right to review. The Claimant or a duly authorized representative may, at or after the time of making the request, review all pertinent documents and submit issues and comments in writing.

          9.4 DECISION ON REVIEW. A review shall be promptly made by the Executive Committee after receipt of a timely filed request for review. A decision on review shall be made and furnished in writing to the Claimant. The decision shall be made not later than 60 days after receipt of the request for review. If special circumstances require an extension of time for processing (such as the need to hold a hearing), a decision shall be made and furnished to the Claimant not later than 120 days after receipt of the request for review. If an extension is required, the Claimant shall be notified of the extension within 60 days after the request for review was filed. The written decision shall include the reasons for the decision with reference to the provisions of the Plan upon which the decision is based. The


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decision shall be final and binding upon the Claimant and the Sponsoring
Employers and all other persons involved. If the decision on review is not furnished within the applicable time period, the claim shall be deemed denied on review.

          The scope of any subsequent review of the benefit claim, judicial or otherwise, shall be limited to a determination as to whether the Executive Committee acted arbitrarily or capriciously in the exercise of its discretion. In no event shall any such further review be on a de novo basis because the Executive Committee has discretionary authority to determine eligibility for benefits and to construe the terms of this Plan.

                                    ARTICLE X
                           AMENDMENTS AND TERMINATION

          The Executive Committee has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable.

                                   ARTICLE XI
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth in this Article XI:

          AWARD--An annual incentive award under the Plan.
          BANCORP--U. S. Bancorp, an Oregon corporation.
          BOARD--The Board of Directors of U. S. Bancorp.
          COMPONENT--One of the elements of performance used to determine Awards under the Plan as described in Section 5.3, including the Corporate, Operating Group, Strategic Business Unit, Strategic Support Unit, and one or more Shared-Goals Components.


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          COMPONENT PERFORMANCE PERCENTAGE--A percentage, computed as provided in Section 5.7.1, representing the degree to which success factors for a component have been achieved.

          COMPONENT WEIGHTING PERCENTAGE--A percentage specified by the Executive Committee pursuant to Section 5.3 for each of a Participant's Designated Components to represent the relative weight to be given to each Component.

          DESIGNATED COMPONENT--One of the Components designated by the Executive Committee pursuant to Section 5.3 to determine the Award for a Participant for a Plan Period.

          EXECUTIVE COMMITTEE--Bancorp's Executive Committee, or any successor committee designated by the Board.

          MODIFIER PERCENTAGE--A percentage determined by the Executive Committee pursuant to Section 5.7.3 representing the level of achievement with respect to a Participant's modifier goals.

          OPERATING GROUP--One of the principal operating groups for Bancorp and its subsidiaries, including, but not limited to, banking, investor services, real estate, emerging businesses, capital markets, and leasing and financial.

          PARTICIPANT--An eligible employee designated by the Executive Committee to participate in the Plan for all or a portion of a Plan Period.

          PLAN PERIOD --A calendar year or other measurement period specified by the Executive Committee.


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          POSITION TERMINATION--The elimination of a Participant's employment position with a Sponsoring Employer.

          SPONSORING EMPLOYER--Bancorp and the subsidiaries of Bancorp that adopt the Plan as provided in Article II.

          STRATEGIC BUSINESS UNIT--The subsidiary corporation or division of Bancorp or a subsidiary corporation designated by the Executive Committee as a relevant business unit for a Participant for a Plan Period.

          STRATEGIC SUPPORT UNIT--The group or unit of Bancorp or a subsidiary corporation performing a support function that is designated by the Executive Committee as a relevant support unit for a Participant for a Plan Period.

          TARGET AWARD--The targeted incentive award for a Participant for a Plan Period specified by the Executive Committee as provided in Section 5.2.

          WEIGHTED COMPONENT PERCENTAGE--A percentage, determined as provided in
Section 5.7.2, representing a Component Performance Percentage multiplied by a Component Weighting Percentage.

          IN WITNESS WHEREOF this First Amendment and Restatement of the Plan, as approved by the Executive Committee, is executed this ____ day of____________, 1994.


                                           U. S. BANCORP


                                           By:   /s/ JUDITH L. RICE
                                             ----------------------------

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